JOINT FILING AGREEMENT


          Time Warner Inc., a Delaware corporation, and TWI CDNow Holdings Inc., a Delaware corporation, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13D filed herewith, and any amendments thereto, relating to the shares of common stock, without par value, of CDnow, Inc., a Pennsylvania corporation, is, and will be, filed jointly on behalf of each such person.


Dated: March 22, 2000

                                        TIME WARNER INC.,


                                        by:/s/ Spencer B. Hays
                                           --------------------------------
                                           Name:  Spencer B. Hays
                                           Title: Vice President



                                        TWI CDNOW HOLDINGS INC.,


                                        by:/s/ Spencer B. Hays
                                           ------------------------------
                                           Name:  Spencer B. Hays
                                           Title: Vice President